UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

TALEND S.A.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TALEND S.A.

5-7, rue Salomon de Rothschild

92150 Suresnes, France

Annual Combined General Meeting of Shareholders

To Be Held at 2:30 p.m. Paris Time on Tuesday, June 29, 2021

Additional Information Regarding the Annual Combined General Meeting of Shareholders

To Be Held at 2:30 p.m. Paris Time on Tuesday, June 29, 2021

The following announcement by Talend S.A. (the “Company”) regarding the change of format of the Annual Combined General Meeting of Shareholders scheduled for June 29, 2021 (the “Format Change Notice”) supplements and relates to the Company’s definitive proxy statement filed with the Securities and Exchange Commision (the “SEC”) on April 29, 2021. This Format Change Notice is being filed with the SEC and is being made available to shareholders on or about June 11, 2021.

PLEASE READ THESE MATERIALS IN CONJUNCTION WITH THE PROXY STATEMENT.

Talend Announces 2021 Annual Combined General Meeting of Shareholders To Be Held In Camera

Redwood City, Calif., June 11, 2021 – Talend S.A. (the “Company”) today announced that, in light of public health and safety precautions related to the COVID-19 pandemic, and in compliance with the special rules enacted by the French government to prevent the spreading of the virus (including ordinance n°2020-321 dated March 25, 2020 as amended, and decree n°2020-418 dated April 10, 2020 as prorogated by decree n°2021-255 dated March 9, 2021 issued upon authorization of the health emergency law n°2020-290 dated March 23, 2020, as amended, adapting the conditions under which shareholders’ meetings are held), the board of directors has decided that the Company’s 2021 Annual Combined General Meeting of Shareholders (the “Annual Meeting”) will be changed from an in-person meeting to an in camera meeting, without the presence of shareholders and any other person entitled to attend such meeting. The Annual Meeting will be held on June 29, 2021 at 2:30 p.m. Paris time as previously announced.

If you are a holder of the Company’s American Depositary Shares (“ADSs”), each representing one ordinary share of the Company, having a nominal value €0.08 per share (“Ordinary Shares”), you will be unaffected by the change in the meeting format. As disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2021 (the “Proxy Statement”), ADS holders are not entitled to attend or vote directly at the Annual Meeting. Rather, if you hold ADSs, you may instruct JPMorgan Chase Bank, N.A. (the “Depositary”), either directly or through your broker, bank or other nominee, how to vote the shares underlying your ADSs. The Depositary fixed a record date for the determination of holders of ADSs who are entitled to give such voting instructions. The Company has been informed by the Depositary that it has set the ADS record date for the Annual Meeting as May 14, 2021. If you wish to have your vote cast at the Annual Meeting, you must obtain, complete and timely return a voting instruction form from the Depositary, if you are a registered holder of ADSs, or from your broker, bank or other nominee in accordance with any instructions provided therefrom.

If you hold Ordinary Shares, the change to an in camera meeting format means that you will not have the opportunity to participate, vote your shares, ask questions, and submit amendments to the resolutions or new resolutions during the Annual Meeting. For your shares to be voted, you must vote by submitting your proxy card by mail or by granting your voting proxy directly to the Chairman of the Annual Meeting. If you would like to submit your proxy card by mail or grant your voting proxy directly to the Chairman of the Annual Meeting and you are a registered holder of our Ordinary Shares, then you should mark the proxy card provided to you accordingly, date and sign, and return it, all in accordance with the instructions. In case your Ordinary Shares are in bearer form, your authorized intermediary must first request a proxy card from BNP Paribas Securities Services. Then, mark the proxy card, date and sign, and return it, all in accordance with the instructions. If you have already requested an admission card or certificate of participation to attend the meeting or granted your voting proxy to another shareholder, your spouse or your partner with whom you have entered into a civil union, you may choose to vote by mail or by granting your voting proxy directly to the Chairman of the Annual Meeting if the Company receives such instructions no later than June 25, 2021. Moreover, if you are a holder of Ordinary Shares and wish to address a question to the board of directors, you may do so by registered letter with acknowledgment of receipt to 5-7, rue Salomon de Rothschild, 92150 Suresnes, France or by electronic communication to the following address: elozzia@talend.com. In light of public health and safety precautions related to the COVID-19 pandemic, the Company strongly recommends that you use electronic communications. The questions must be accompanied by a registration certificate evidencing that you are a holder of Ordinary Shares and must be sent no later than June 23, 2021. Responses to any questions submitted by holders of Ordinary Shares will be posted in writing to our investor relations website at https://investor.talend.com.

The proxy card or voting instruction form included with the proxy materials previously distributed will not be updated to reflect the change in the format of the Annual Meeting and may continue to be used to vote your shares in connection with the Annual Meeting.

The Company intends to return to in-person annual shareholder meetings when it is feasible to do so.

About Talend

Talend (NASDAQ: TLND), a leader in data integration and data integrity, is changing the way the world makes decisions.

Talend Data Fabric is the only platform that brings together all the data integration and governance capabilities to simplify every aspect of working with data. Talend delivers complete, clean, and uncompromised data in real-time to all. This unified approach to data has made it possible to create the Talend Trust Score(TM), an industry-first innovation that instantly assesses the reliability of any dataset to bring clarity and confidence to every decision.

Over 6,500 customers across the globe have chosen Talend to run their businesses on trusted data. Talend is recognized as a leader in its field by leading analyst firms and industry media. For more information, please visit www.talend.com and follow us on Twitter: @Talend.

Investor Contact:
Damaari Drumright
Vice President, Treasury and Investor Relations
ddrumright@talend.com
650-667-5160

Media Contact:
Chris Taylor
Vice President, Corporate Communications
Ctaylor@Talend.com
650-268-5024